Exhibit 10.4

FORM OF AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT

This AMENDED AND RESTATED TRADEMARK LICENSE AGREEMENT (this “Agreement”), dated as of [•], 2018 (the “Effective Date”), is by and between CANADIAN IMPERIAL BANK OF COMMERCE, a bank organized under the Bank Act (Canada) (“Licensor”), and FIRSTCARIBBEAN INTERNATIONAL BANK LIMITED, a bank organized under the laws of Barbados (the “Licensee”).

WHEREAS:

A.                                    Licensor, CIBC Investments (Cayman) Limited (“CIBC”), and Licensee are parties to a Separation Agreement dated [•], 2018 (the “Separation Agreement”).

B.                                    Licensor is the owner of the trade-marks as shown on the attached Schedule A (the “Trademarks”).

C.                                    While CIBC owns a majority of Licensee’s common stock, and for a transitional period thereafter, subject to the terms and conditions of this Agreement, Licensor wishes to authorize Licensee to use the Trademarks in such jurisdictions in which Licensee and its subsidiaries operate or conduct business as of the Effective Date (the “Territory”), in connection with the services as set forth on the attached Schedule A (the “Services”) and the parties wish to confirm the terms and conditions relating to such use.

D.                                    This Agreement amends, restates and supersedes in its entirety that certain Trademark License Agreement dated June 16, 2011 (the “Prior Agreement”).

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each of the parties to this Agreement) the parties covenant and agree each with the other as follows:

1.                                      License

(a)                                 Grant

Subject to the provisions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, non-transferable, non-sublicensable (except as set forth in Section 1(b)) fully paid-up, royalty-free right, license and privilege, to use and display the Trademarks in the Territory in association with the Services. Licensee acknowledges that the attached Schedule A may be modified by Licensor, in its sole discretion, to amend the list of Services associated with the Trademarks, by notice in writing to Licensee; provided, however, that no such amendment shall prevent Licensee from offering Services offered as of the Effective Date. No rights to use any intellectual property owned by Licensor are granted except as expressly stated in this Agreement.

(b)                                 Sublicensing

Licensee may sublicense the rights granted under Section 1(a), subject to the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion, to

(i) Licensee’s subsidiaries, (ii) Licensee’s service providers, merchants, sponsors and partners solely in connection with Licensee’s offering of Services. Licensor hereby consents to Licensee’s sublicense to (x) the subsidiaries and partners set forth on Schedule B and (y) the service providers, merchants, and sponsors using the Trademarks under sublicense from Licensee as of the Effective Date. Any written consent provided by Licensor may be given in accordance with Section 19 of this Agreement. Any permitted sublicense shall be upon the same terms as are set forth in this Agreement. For purposes of this Section 1(b), “subsidiary” means an entity that is controlled by Licensee.

(c)                                  Transitional Use Only

After the 50% Date (as defined in the Separation Agreement), the purpose of the license grant under Section 1(a) is to provide Licensee with a reasonable transitional period (pursuant to Section 6(a)) in which to substitute its own trademarks for the Trademarks.

2.                                      Quality Control

Licensor shall have the right to exercise quality control to ensure the quality of the Services and all of Licensee’s uses of the Trademarks to the extent necessary for Licensor to maintain the validity and enforceability of the Trademarks, and to protect the goodwill associated therewith. Accordingly, Licensee shall, in its use of the Trademarks, adhere to a level of quality standards and specifications for the Trademarks and the protection of goodwill associated therewith that is consistent with that used by Licensor prior to the Effective Date, as such quality standards and specifications may be reasonably amended by Licensor from time to time upon written notice to Licensee. Licensee shall comply with all applicable laws in connection with the Trademarks, and Licensee shall use all legends, notices, and markings as required by law. Licensee shall endeavor to comply with any other reasonable requests as are made by Licensor to enable Licensor to assure the quality of the Services bearing the Trademarks.

3.                                      Inspection

Licensor or its authorized agents shall have the right, upon reasonable prior notice to Licensee and subject to applicable law, to inspect the Services performed by Licensee and the advertisement thereof and any relevant documents, materials and records pertaining thereto in order to determine that Licensee is complying with Section 2; provided, however, that Licensor and its agents shall maintain the confidentiality of the information obtained from such inspection.

4.                                      Licensee Covenants

Licensee acknowledges and agrees:

(a)                                 that Licensor is the exclusive owner of all rights in the Trademarks and further acknowledges its obligation to avoid any loss of distinctiveness in the Trademarks;

(b)                                 that Licensee shall acquire no right, title or interest in and to the Trademarks, other than the license granted in this Agreement and any and all goodwill associated with the Trademarks shall inure exclusively to the benefit of the

Licensor;

(c)                                  to use the Trademarks as approved by Licensor including in accordance with Licensor’s brand standards set forth in Schedule C;

(d)                                 not to make any addition to, deletion from, or other modification to the Trademarks without the prior written consent of Licensor and not to use or advertise any trademark or trade name which is, or any part of which is, confusing with the Trademarks; provided, however, that nothing in this Section 4(d) shall prohibit Licensee from using “FirstCaribbean International Bank”;

(e)                                  from time to time to execute all such documents and do all such things as may be reasonably required by Licensor to enforce its rights in the Trademarks or to obtain and maintain registrations of the Trademarks;

(f)                                   to always use, in all materials in which the Trademarks appear (including all marketing materials, excluding any exterior signs and permanent interior signs), the following notice:

“The [Trademark] is a trademark of Canadian Imperial Bank of Commerce, used by FirstCaribbean International Bank under license,”

or such other form of notice as Licenser may request from time to time to indicate that the Trademarks are being used under license and is owned by Licensor, any such notice to be translated by Licensee as necessary to be consistent with the language used in the materials in which the Trademarks appear.

(g)                                  not for any reason whatsoever, directly or indirectly, to dispute or contest the validity, ownership or enforceability of the Trademarks, nor attempt to dilute the value of the goodwill attaching to the Trademarks, nor counsel, procure or assist anyone else to do any of such acts;

(h)                                 to ensure that the Services performed in association with the Trademarks comply with all applicable laws and regulatory requirements and are of a quality which is consistent with the standards and specifications of Licensor, provided that Services which are at least as high in quality as the standards for the Services maintained by Licensor at the Effective Date shall be deemed to comply with this Section 4(i);

(i)                                     to provide Licensor or its duly authorized representatives with access to inspect its premises, at all reasonable times to ensure Licensee’s compliance with this Agreement; and

(j)                                    not to use the Trademarks as part of a domain name or other address or identifier on the Internet without the prior written consent of the Licensor and then only upon such terms as required by the Licensor, in its sole discretion, including that the domain name or other address or identifier be registered in the name of the

Licensor. Licensor hereby consents to Licensee’s use of the domain name <www.cibcfcib.com> during the term of this Agreement.

5.                                      Transfer by Licensee

Licensee shall not transfer its rights or obligations under this Agreement to any person, without the prior written consent of Licensor, which consent may be withheld in Licensor’s sole discretion. For purposes of this Section 5, a change of control shall be deemed to be a transfer. Any transfer, if consented to by Licensor, shall be conditional on the proposed transferee agreeing with Licensor in writing to assume and perform all the obligations of Licensee under this Agreement and, if there is more than one transferee, to be severally liable for such obligations. Any transfer of this Agreement in violation of this Section 5 shall be void ab initio.

6.                                      Term and Termination

(a)                                 This Agreement shall commence on the Effective Date and shall terminate eighteen (18) months after the 50% Date (as such term is defined in the Separation Agreement); provided, however, that if as of the 50% Date Licensee has made and is making commercially reasonable efforts to transition away from the Trademarks (as demonstrated to Licensor), Licensor may in its reasonable discretion and at Licensee’s request extend the term for an additional six (6) months.

(b)                                 Licensee may terminate this Agreement and all rights granted under this Agreement, without cause, by giving the Licensor written notice of termination not less than thirty (30) days prior to the effective date of termination specified in the notice.

(c)                                  This Agreement may be terminated by Licensor for cause in the event of any breach or default by Licensee of any of its obligations hereunder, by written notice of termination to Licensee effective upon the expiration of a thirty (30)-day cure period.

(d)                                 This Agreement shall terminate effective immediately if (i) Licensee makes a general assignment for the benefit of creditors, (ii) a petition is filed against Licensee under applicable bankruptcy legislation, (iii) Licensee shall be declared or adjudicated bankrupt, (iv) a liquidator, trustee in bankruptcy or any other officer with similar powers shall be appointed of or for Licensee, or (v) Licensee shall commit an act of bankruptcy or institute proceedings to be adjudged bankrupt or consent to the institution of such appointment or proceedings.

7.                                      Licensee’s Obligations on Termination

Upon the termination of this Agreement for any reason whatsoever, Licensee shall and shall cause any sublicensees to:

(a)                                 immediately cease to use, directly or indirectly, in any manner whatsoever, the Trademarks and any name or mark confusingly similar to the Trademarks,

including on documents, in advertising, or otherwise; provided, however, that nothing in this Section 7(a) shall prohibit Licensee from using “FirstCaribbean International Bank”;

(b)                                 remove the Trademarks from or destroy all materials, including signs and advertising materials, in its possession, custody or control upon which the Trademarks appear (except for documents not for public display or reasonably required for confidentiality or document retention purposes);

(c)                                  change its name to one that does not contain the Trademarks or anything confusingly similar to the Trademarks; provided, however, that nothing in this Section 7(c) shall prohibit Licensee from using “FirstCaribbean International Bank”;

(d)                                 upon request, promptly enter into an agreement to cancel the Licensee as a registered user of the Trademarks, if applicable, in a form specified by Licensor; and

(e)                                  transfer to Licensor any domain name or other address or identifier on the Internet which contains the Trademarks or anything confusingly similar to the Trademarks.

For the avoidance of doubt, nothing in this Section 7 prohibits Licensee from using the same color scheme and font in connection with any new name otherwise in conformity with this Agreement.

8.                                      Infringement

(a)                                 Licensee shall promptly notify Licensor of any infringement, passing off or other violation of the Trademarks of which it becomes aware. Licensor may, but need not, bring proceedings or take such action as it may deem appropriate to stop the infringement. If Licensor does take any such action or proceedings, Licensee shall co-operate with Licensor, at the expense of Licensor, in such action. Licensee agrees not to commence any action claiming infringement, passing off or other violation of the Trademarks without the prior written consent of Licensor.

(b)                                 If any third party commences an action or proceeding arising out of or relating to the use of the Trademarks by Licensee (a “Claim”), Licensee shall immediately notify Licensor. Licensor shall at its expense and at its discretion either defend or permit Licensee to defend such Claim, provided that neither Licensor or Licensee shall settle any Claim without the consent of the other, which consent shall not be unreasonably withheld or delayed. Each party shall co-operate with the other party in any such defense of a Claim.

9.                                      Disclaimer

The Trademarks are provided “as is”. Licensor hereby expressly disclaims any and all warranties of any kind with respect to the Trademarks whether express, implied or collateral,

including any warranties of non-infringement.

10.                               Indemnity

Licensee shall indemnify and save harmless Licensor from and against any and all losses, liabilities, claims, demands, actions and causes of action whatsoever arising in connection with or relating directly or indirectly to Licensee’s use of the Trademarks including the reasonable costs and legal fees of Licensor incurred in the investigation or defense of any such claims, demands, actions and causes of action.

11.                               Counterparts

This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party. Execution of this Agreement or any other documents pursuant to this Agreement by electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

12.                               Entire Agreement

This Agreement and schedules hereto contain the entire agreement between the Parties with respect to the subject matter hereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter, including the Prior Agreement, and there are no agreements or understandings between the Parties with respect to such subject matter other than those set forth herein.

13.                               No Construction Against Drafter

The Parties acknowledge that this Agreement and all the terms and conditions contained herein have been fully reviewed and negotiated by the Parties. Having acknowledged the foregoing, the Parties agree that any principle of construction or rule of law that provides that, in the event of any inconsistency or ambiguity, an agreement shall be construed against the drafter of the agreement shall have no application to the terms and conditions of this Agreement.

14.                               Governing Law

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof that would result in the application of any law other than the laws of the State of New York.

15.                               Successors; Assignability

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided, however, that no Party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of the other Party hereto.

16.                               Notices

Any notice, demand, approval, consent, information, request or other communication (a “Notice”) to be given under or in connection with this Agreement shall be in writing and shall be given by personal delivery or electronic communication which results in a written or printed notice being given, addressed or sent as set out below or to such other address or electronic address as may from time to time be the subject of a Notice:

(a)                                 Licensor:

Canadian Imperial Bank of Commerce
199 Bay St., Commerce Court West
11th Floor
Toronto, Ontario
M5L 1A2

Attention:                                         Trademarks Counsel

Email:                                                            [•]

(b)                                 Licensee:

FirstCaribbean International Bank Limited

FirstCaribbean international Bank Head Office

Warrens, St. Michael

Barbados

West Indies

Attention:                                         General Counsel

Email:                                                            [•]

Any Notice, if personally delivered, shall be deemed to have been validly and effectively given and received on the date of such delivery and if sent by electronic communication with confirmation of transmission, shall be deemed to have been validly and effectively given and received on the business day next following the day it was received.

17.                               Severability

If any provision of this Agreement or the application thereof to any person, entity or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or the application of such provision to persons, entities or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the Parties.

18.                               Headings

The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19.                               Waivers of Default

Waiver by any Party of any default by the other Party of any provision of this Agreement shall not be deemed a waiver by the waiving Party of any subsequent or other default, nor shall it prejudice the rights of the other Party.

20.                               Remedies

The Parties hereby expressly recognize and acknowledge that immediate, extensive and irreparable damage would result, no adequate remedy at law would exist and damages would be difficult to determine in the event that any provision of this Agreement is not performed in accordance with its specific terms or otherwise breached. Therefore, in addition to, and not in limitation of, any other remedy available to any Party, except as otherwise expressly provided herein, an aggrieved Party under this Agreement would be entitled to specific performance of the terms hereof and immediate injunctive relief, without the necessity of proving the inadequacy of money damages as a remedy. Neither Party shall be required to obtain or furnish any bond or similar instrument in connection with or as a condition to obtaining or seeking any such remedy. For the avoidance of doubt, nothing in this Agreement shall diminish the availability of specific performance of the obligations under this Agreement or any other injunctive relief. Such remedies, and any and all other remedies provided for in this Agreement, shall be cumulative in nature and not exclusive and shall be in addition to any other remedies whatsoever which any Party may otherwise have. Each of the Parties hereby acknowledges and agrees that it may be difficult to prove damages with reasonable certainty, that it may be difficult to procure suitable substitute performance, and that injunctive relief and/or specific performance will not cause an undue hardship to the Parties. Each Party hereby further agrees that in the event of any action by the other Party for specific performance or injunctive relief, it will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such breach or violation should not be available on the grounds that money damages are adequate or any other grounds.

21.                               Amendments

No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any Party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the Party against whom it is sought to enforce such waiver, amendment, supplement or modification.

22.                               Interpretation

Words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other genders as the context requires. The terms “hereof”, “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including the schedules hereto) and not to any particular provision of this Agreement. Section and Schedule references are to the Sections and Schedules to this Agreement unless otherwise specified. The word “including” and words of similar import when used in this Agreement shall mean “including, without limitation”, unless the context otherwise requires or unless otherwise specified.

23.                               Waiver of Jury Trial

EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY COURT PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF AND PERMITTED UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 23.

24.                               Submission to Jurisdiction; Waivers

With respect to any action relating to or arising out of this Agreement, this Agreement irrevocably (a) consents and submits to the exclusive jurisdiction of the courts of the State of New York and any court of the United States located in the Borough of Manhattan in New York City; (b) waives any objection which such Party may have at any time to the laying of venue of any action brought in any such court, waives any claim that such action has been brought in an inconvenient forum and further waives the right to object, with respect to such action, that such court does not have jurisdiction over such Party; and (c) consents to the service of process at the address set forth for notices in Section 16 herein; provided, however, that such manner of service of process shall not preclude the service of process in any other manner permitted under applicable law.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date set forth above.

CANADIAN IMPERIAL BANK OF COMMERCE

By:
Name:
Title:

FIRSTCARIBBEAN INTERNATIONAL BANK
LIMITED

By:
Name:
Title: